ASSIGNMENT AGREEMENT

THIS AGREEMENT is dated the 15th day of  May, 2008.

BETWEEN:    MAR KED MINERAL EXPLORATION, Inc  a company duly incorporated inthe State of Nevada and having an office at 800 Fifth Avenue Suite 4100, Seattle,Washington 98104

("MAR KED")

AND:        COASTAL URANIUM HOLDINGS LTD., a company duly incorporated in the Province of British Columbia and having a registered and records office at #2201 – 1255 Bidwell Street, Vancouver, British Columbia,  V6G 2K8

("COASTAL”)

WHEREAS:

A.
COASTAL is party to a mineral property purchase and joint venture agreement (the “Maxore Agreement”) dated August 2, 2007 between itself and Maxore Minerals Corp. (“Maxore”) whereby it has the right and option to acquire an undivided 50% right, title and interest in and to certain mineral claims in the Athabasca region (the “Property”) as described more particularly in Schedule “A” attached hereto.

B.
COASTAL wishes to assign to MAR KED, and MAR KED wishes to acquire, any and all interest of COASTAL in and to the Maxore Agreement as related to mineral claims S-110474 and S-110475 only (the “Assigned Properties”) in consideration of the issuance to COASTAL of 3,500,000 common shares of MAR KED and cash in amount of $ 250,000.00 payable to COASTAL or to the third party by COASTAL request  in further consideration of MAR KED assuming all financial obligations (including obligations to fund the joint venture under the Maxore Agreement) of COASTAL under the Maxore Agreement.

C.	Maxore has consented, by way of its execution of this Agreement below, to the assignment of COASTAL’s interest in and to the Maxore Agreement to MAR KED.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

1.           COASTAL’S REPRESENTATIONS

1.1           COASTAL represents and warrants to MAR KED  that:

(a)	under the terms of an agreement (the “Maxore Agreement”) dated the 2nd day of August, 2007, it has the right to acquire, from Maxore Minerals Corp. (“Maxore”)

up to a 50% beneficial right, title and interest in and to the Property and holds the right to explore and develop the Property, subject to applicable rules and regulations and the terms of the Maxore Agreement;

(b)	save and except as concerns its agreements with MAR KED and with Maxore, to the best of COASTAL’s knowledge, Maxore holds the Property free and clear of all liens, charges and claims of others;

(d)
the Property has been, or to the best of the knowledge of COASTAL has been, duly and validly located and recorded in a good and miner-like manner pursuant to the laws of the Province of Saskatchewan and the claims are in good standing in the Province of Saskatchewan as of the date of this Agreement;

(e)	COASTAL is duly incorporated under the laws of its incorporating jurisdiction and is a valid and subsisting company in good standing under those laws;

(f)
COASTAL has, provided that Maxore consents, the right to transfer, convey, option and assign its interest in the Assigned Properties and in the Maxore Agreement to MAR KED as contemplated in this Agreement;

(g)
there are no adverse claims or challenges against or to COASTAL’s interest in the Property and the Maxore Agreement, nor to the knowledge of COASTAL is there any basis therefor, and to COASTAL’s knowledge, there are no outstanding agreements or options to acquire or purchase the Property or any portion thereof other than the Maxore Agreement and an agreement between Maxore and MAR KED executed concurrently therewith (and after amended);

(h)
COASTAL has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrance under the provisions of any indenture, agreement or other instrument whatsoever to which COASTAL is a party or to which it is subject; and

(j)
no proceedings are pending, and COASTAL is unaware of any basis for, the institution of any proceedings which could lead to the placing of COASTAL in bankruptcy or insolvency, or in any position similar to bankruptcy, such that any person could claim an interest in and to the Property from MAR KED notwithstanding that MAR KED is at arm’s length with COASTAL and is entering into this Agreement for good and valuable consideration.

1.2	The representations and warranties of COASTAL set out in paragraph 1.1 above form a part of this Agreement and are conditions upon which MAR KED has relied in entering into this

Agreement and shall survive the acquisition of any interest in the Property by MAR KED.

1.3
COASTAL will indemnify MAR KED from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by COASTAL and contained in this Agreement including, without limiting the generality of the foregoing, against any and all loss, damage, costs, actions and suits which may be brought as a result of any shareholder actions on the part of COASTAL’s shareholders.  In lieu of any monetary indemnification, MAR KED may claim from COASTAL indemnification in the form of repayment, sale or transfer to it of some or all of the MAR KED Shares (as that term is defined in section 4.1 below).

2.         MAR KED'S REPRESENTATIONS

2.1	MAR KED warrants and represents to COASTAL that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been or will be authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

3.         ASSIGNMENT OF OPTION

3.1
COASTAL hereby assigns to MAR KED its sole and exclusive beneficial right and option (the "Option") to acquire a 50% undivided beneficial right, title and interest in and to the Assigned Properties which Option is granted under, and subject to, the terms of the Maxore Agreement.

4.         ASSIGNMENT PRICE

4.1
MAR KED shall pay for the assignment of the Option by issuing to COASTAL a total of 3,500,000 common shares (the “MAR KED Shares”) and cash in amount of  $ 250,000.00 payable to COASTAL or to the third party by COASTAL request  in further consideration of  MAR KED  and by assuming all of the  obligations of COASTAL  under the Maxore  Agreement, including the obligation to make payments to Maxore as operator of the Property.

5.         CONDITION PRECEDENT

5.1	This Agreement is expressly subject to the consent of Maxore to its terms.

6.        RIGHT TO ABANDON PROPERTY INTERESTS

6.1	Nothing in this Agreement shall require MAR KED to continue payments to Maxore under the terms of the Maxore Agreement.

6.2
In the event that MAR KED decides to abandon work on the Property interests and wishes to cease payments to Maxore under the terms of the Maxore Agreement, it may do so on sixty (60) days’ notice to both COASTAL and Maxore and, upon expiry of the sixty (60) day notice period, MAR KED shall be deemed to have surrendered, transferred and assigned back  to COASTAL all interest in the Assigned Properties.

6.3
Upon abandonment in section 6.2 hereof, MAR KED agrees that it shall have no right to claim back the MAR KED Shares but that the MAR KED Shares are the property of COASTAL regardless of MAR KED's decision to continue with or abandon the Property interests.

7.         FURTHER ASSURANCES

7.1
The parties hereto agree to do or cause to be done all acts or things reasonably necessary to implement and carry into effect the provisions and intent of this Agreement including, without limiting the generality of the foregoing, obtaining consent resolutions, or minutes, of their respective boards of directors consenting and approving of this Agreement.

8.         FORCE MAJEURE

8.1
If either of the parties hereto is prevented from or delayed in complying with any provisions of this Agreement by reasons of strikes, labour disputes, lockouts, labour shortages, power shortages, fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond their control, the time limited for the performance of  various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay, and they, insofar as is possible, shall promptly give written notice the other party of the particulars of the reasons for any prevention or delay under this paragraph, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice as soon as such cause ceases to exist.

9.         ENTIRE AGREEMENT

9.
Save and except the Maxore Agreement, by which the parties agree to be bound, this Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement, communication, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the parties hereto with respect to the subject matter of this Agreement.

10.	NOTICE

10.1	Any notice required to be given under this Agreement shall be deemed to be well and sufficiently given if delivered, or if mailed by registered mail, in the case of eitheraddressed to them as follows:

MAR KED Mineral  Exploration
800 Fifth Avenue, Suite 4100
Seattle, Washington 98104

and in the case of COASTAL addressed as follows:

Coastal Uranium Holdings Ltd.
#2201 – 1255 Bidwell Street,
Vancouver, British Columbia
Canada V6G 2K8

and any notice given shall be deemed to have been given, if delivered, when delivered, or if mailed by registered mail, on the fourth business day after the date of mailing thereof.

10.2	Either party hereto may from time to time by notice in writing change its address for the purpose of this paragraph.

11.	TIME OF ESSENCE

11.1	Time shall be of the essence of this Agreement.

12.	CURRENCY

12.1	All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States of America.

13.	APPLICABLE LAW

13.1
Except as applies to the mineral claims laws of the Province of Saskatchewan, this Agreement shall be governed by the laws of the Province of British Columbia and the parties hereto agree to attorn to the courts thereof.

13.2	It is an express condition of this Agreement that any dispute of its terms be brought in the courts of the Province of British Columbia.

14.	ARBITRATION

14.1
In the event of a dispute between the parties regarding any provision of this Agreement, the parties hereto agree to submit the dispute to binding arbitration under the terms of the Commercial Arbitration Act of the revised statutes of the Province of British Columbia [R.S.B.C. 1996 Chapter 55] or its successor.

15.	ENUREMENT

15.1	This Agreement shall ensure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

16.	COUNTERPARTS

16.1
This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the date first above written.

/s/ Mar Ked Mineral Exploration_____ ________
MAR KED MINERAL EXPLORATION, Inc

/s/ Coastal Uranium Holdings________________
COASTAL URANIUM HOLDINGS LTD.

Maxore Minerals Corp. hereby confirms its consent to this Agreement:

/s/ Maxore Minerals ______________________
MAXORE MINERALS CORP.

SCHEDULE "A"

THE PROPERTY:

LIST OF MINERAL CLAIMS

Claim Number	Hectares	Region	Geologic Domain
S-110457	4890	Cree Lake	Virgin River
S-110458	5717	Cree Lake	Virgin River
S-110459	5859	Cree Lake	Virgin River
S-110468	3504	Wollaston Lake	Wollaston
S-110469	3940	Wollaston Lake	Wollaston
S-110470	4036	Wollaston Lake	Wollaston
S-110471	5240	Wollaston Lake	Wollaston
S-110474	3149	Hatchet Lake	Mudjatik
S-110475	526	Hatchet Lake	Mudjatik
S-110476	343	LeDrew Lake	Mudjatik
S-110490	3303	Hodges Lake	Wollaston
S-110498	5022	Wollaston Lake SW	Wollaston